EXHIBIT 99.1
FOR RELEASE 5:30 PM ET, June 1, 2016
SUMMIT FINANCIAL GROUP, INC. TO ACQUIRE FIRST CENTURY BANKSHARES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY, FIRST CENTURY BANK, INC.
65% Stock / 35% Cash Consideration; $22.50 Per Share Cash or 1.2433 Shares of Summit Common Stock; Aggregate Transaction Value of Approximately $42.8 Million
MOOREFIELD, W. Va. AND BLUEFIELD, W. Va. -- June 01, 2016 (GLOBE NEWSWIRE) -- Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF) and First Century Bankshares, Inc. (“First Century) (OTC Pink: FCBS) announced the signing of a definitive merger agreement between Summit and First Century.
Pursuant to the terms of the merger agreement, Summit will acquire all of the outstanding shares of common stock of First Century in exchange for cash in the amount of $22.50 per share or 1.2433 shares of Summit common stock. First Century shareholders will have a right to receive cash, Summit’s common stock or a combination of cash and Summit common stock, subject to proration to result in approximately 35% cash and 65% stock consideration in the aggregate. Total merger consideration received by First Century shareholders is subject to an adjustment if First Century’s adjusted shareholders’ equity as of the effective date of the merger deviates materially from the target mutually determined by the parties.
The transaction has been unanimously approved by each company’s board of directors and is expected to close late in the fourth quarter of 2016, pending regulatory approvals and the approval of First Century’s shareholders. Following the consummation of the merger, First Century’s wholly-owned subsidiary First Century Bank, Inc. will be consolidated with Summit’s bank subsidiary, Summit Community Bank, Inc.
The aggregate consideration in the transaction is approximately $42.8 million, or an implied deal value per share of $22.50 per share, based on First Century’s common shares outstanding of 1,903,120 and using a trailing three-day average of Summit’s closing stock price through May 25, 2016 of $18.10 per share.
“This transaction represents an exceptional opportunity for Summit to combine with a financially strong and exceptionally well-managed bank possessing a culture and core values similar to ours, as well as the same commitment to build long-term client relationships by providing service beyond expectations,” stated Summit’s President and Chief Executive Officer, H. Charles Maddy, III. “Partnering with First Century not only expands Summit’s community banking footprint into southwest West Virginia and southwestern Virginia, it also notably will provide us the opportunity to offer trust services throughout our Bank’s market area, a capability which we currently do not possess. Our top priority now is to ensure First Century’s clients experience a smooth transition.”
First Century’s President and Chief Executive Officer Frank Wilkinson said, “We are extremely pleased to be able to partner with Summit, a company who shares the same long-standing commitment to community banking as First Century has held for almost 125 years. Our Board of Directors has been through an extensive process to help determine the best opportunities for our shareholders, customers and employees and we believe Summit is the right partner as we move forward. In addition to enhanced technology and other banking services that will improve our product offering to our customers, Summit also brings a strong currency to enhance value for our shareholders. Also by partnering with Summit, our customers will still be able to see familiar faces and know that we will maintain the relationships that have been built over the years. This will include local decision making and expanded lending limits to grow valued relationships into the future.”
First Century was advised by the investment banking firm of Sandler O’Neill + Partners, L.P. and the law firm of Bowles Rice LLP. Summit was represented by the law firm of Hunton & Williams LLP.
About Summit
Summit is a $1.51 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.
About First Century
First Century, a bank holding company headquartered in Bluefield, West Virginia, reported approximately $410 million in assets as of March 31, 2016 and operates twelve community banking offices in southwest West Virginia and southwestern Virginia through its subsidiary, First Century Bank, Inc.
Contacts
With respect to Summit:

Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

With respect to First Century:
J. Ronald Hypes, Sr. Vice President & CFO
Telephone:    (304) 324-3215
Email:        rhypes@firstcentury.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger between First Century Bankshares, Inc. (“First Century”) and Summit Financial Group, Inc. (“Summit”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Summit’s and First Century’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of Summit and First Century and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Century and Summit. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Summit and First Century may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of First Century may fail to approve the merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Summit and First Century are engaged; (7) changes in the interest rate environment may adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Summit’s and First Century’s markets could adversely affect operations; and (10) the economic slowdown could continue to adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Summit’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).

Summit and First Century caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Summit or First Century or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Summit and First Century do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

PARTICIPANTS IN THE SOLICITATION

First Century and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of First Century in connection with the Merger. Information about the directors and executive officers of First Century may be obtained by reading the proxy statement/prospectus regarding the Merger when it becomes available. Security holders of First Century may obtain free copies of these documents using the First Century contact information above.